Exhibit 99.4

AT&T INC.

Unaudited Pro Forma Condensed Combined Statement of Income and Accompanying Notes

Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Statement of Income (Pro Forma Statement of Income) presented below is derived from the historical consolidated financial statements of AT&T Inc. (AT&T) and DIRECTV. The Pro Forma Statement of Income does not give effect to (a) the consolidation of the ROOT SPORTSTM Southwest joint venture between AT&T and DIRECTV and (b) the acquisitions of GSF Telecom Holdings, S.A.P.I. de C.V. (marketed as Iusacell) and Nextel Mexico, which were also acquired during 2015. The Pro Forma Statement of Income was prepared as a business combination reflecting AT&T’s acquisition of DIRECTV and as if the acquisition had been completed on January 1, 2015. For a summary of the business combination, see “The Merger” included in the AT&T Form S-4 filed with the Securities and Exchange Commission (SEC) on July 1, 2014 (File No. 333-197144) including all amendments and supplements to it.

The pro forma amounts have been developed from (a) the audited consolidated financial statements of AT&T contained in its Annual Report on Form 10-K for the year ended December 31, 2015, (b) the unaudited consolidated financial statements of DIRECTV contained in its Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2015 and (c) the accounting records of DIRECTV for the period from June 30, 2015 through July 24, 2015. Historical results of DIRECTV have been adjusted to reclassify certain amounts to conform to AT&T presentation.

The Pro Forma Statement of Income has been prepared to reflect adjustments to our historical consolidated financial information that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) expected to have a continuing impact on our results.

Under accounting for business combinations, the assets and liabilities of DIRECTV were recorded at their respective fair values as of the date of the acquisition, July 24, 2015, and have been included in the AT&T consolidated balance sheet at December 31, 2015. The values of certain assets and liabilities are based on preliminary valuations, as allowed by U.S. generally accepted accounting principles, and are subject to adjustment as additional information is obtained. We cannot provide any assurance that such adjustments will not result in a material change.

The Pro Forma Statement of Income is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of AT&T would have been had the DIRECTV acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The Pro Forma Statement of Income does not include the realization of cost savings from operating efficiencies, revenue synergies or other restructuring costs expected to result from the DIRECTV acquisition.

The Pro Forma Statement of Income and accompanying notes should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of AT&T and DIRECTV.

AT&T INC.

Unaudited Pro Forma Condensed Combined Statement of Income

Dollars in millions except per share amounts

	FOR THE YEAR ENDED DECEMBER 31, 2015
	Historical		Pro Forma
	AT&T	DIRECTV through July 24, 2015	Adjustments		Combined
Total Operating Revenues	$146,801	$18,736	$229	(a3)	$165,694
			(72)	(a5)
Operating Expenses
Cost of services and sales (exclusive of depreciation and amortization shown separately below)	67,046	9,918	(588)	(a4)	76,632
			(72)	(a5)
			295	(a6)
			4	(a10)
			29	(a12)
Selling, general and administrative	32,954	4,298	(295)	(a6)	36,646
			(292)	(a7)
			(19)	(a10)
Asset impairment and currency devaluation charge	—	1,052			1,052
Depreciation and amortization	22,016	1,632	4	(a8)	26,461
			2,836	(a9)
			(27)	(a9)

Total Operating Expenses	122,016	16,900	1,875		140,791

Operating Income	24,785	1,836	(1,718)		24,903

Interest expense	4,120	540	(48)	(a11)	4,851
			(17)	(a12)
			256	(a13)
Other income (expense) – net	27	86	(10)	(a14)	103

Income Before Income Taxes	20,692	1,382	(1,919)		20,155
Income tax expense	7,005	969	(729)	(c )	7,245

Net Income	13,687	413	(1,190)		12,910

Less: Net income attributable to Noncontrolling Interest	(342)	(3)	—		(345)

Net Income Attributable to Registrant	$13,345	$410	$(1,190)		$12,565

Basic Earnings Per Share Attributable to Registrant	$2.37				$2.04	(b	)
Diluted Earnings Per Share Attributable to Registrant	$2.37				$2.04	(b	)

Weighted Average Common Shares Outstanding (000,000)
Basic	5,628				6,145	(b	)
Diluted	5,646				6,163	(b	)

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Statement of Income.

AT&T INC.

Notes to Unaudited Pro Forma Condensed Combined Statement of Income

Dollars in millions except per share amounts

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Statement of Income (Pro Forma Statement of Income) presents the pro forma combined consolidated results of operations of the combined company based upon the historical financial statements of AT&T and DIRECTV, after giving effect to the merger and adjustments described in these footnotes, and is intended to reflect the impact of the DIRECTV acquisition on AT&T. The Pro Forma Statement of Income does not give effect to (a) the consolidation of the ROOT SPORTSTM Southwest joint venture between AT&T and DIRECTV and (b) the acquisitions of GSF Telecom Holdings, S.A.P.I. de C.V. (marketed as Iusacell) and Nextel Mexico, which were also acquired during 2015. On May 18, 2014, AT&T and DIRECTV jointly announced the execution of the merger agreement, pursuant to which AT&T would acquire DIRECTV in a stock-and-cash transaction. Under the merger agreement, each DIRECTV shareholder was to receive cash of $28.50 per share and $66.50 per share in our stock subject to a collar such that DIRECTV shareholders would receive 1.905 AT&T shares if our average stock price was below $34.90 per share at closing and 1.724 AT&T shares if our average stock price was above $38.58 at closing. If our average stock price (calculated in accordance with the merger agreement) was between $34.90 and $38.58 at closing, then DIRECTV shareholders would receive a number of shares between 1.724 and 1.905, equal to $66.50 in value. On July 24, 2015, each share of DIRECTV stock was exchanged for $28.50 cash plus 1.892 shares of AT&T common stock. Based on AT&T’s $34.29 per share closing stock price on July 24, 2015, total consideration paid to DIRECTV shareholders was $47,110, which included $32,731 of AT&T stock and $14,379 in cash. DIRECTV is a wholly-owned subsidiary of AT&T.

The assets and liabilities of DIRECTV were appraised for inclusion on the opening balance sheet and have been included in the AT&T consolidated balance sheet at December 31, 2015. As of the acquisition date, long-lived assets such as property, plant and equipment reflect a value that a market participant would spend to replace the assets, which takes into account changes in technology, usage, and relative obsolescence and depreciation of the assets. This approach often results in differences, sometimes material, from recorded book values even if, absent the acquisition, the assets would be neither increased in value nor impaired. In addition, assets and liabilities that would not usually be recorded in ordinary operations will be recorded at their acquisition values (e.g., customer relationships that were developed by the acquired company). Debt instruments and investments were valued in relation to current market conditions and other assets and liabilities are valued based on the acquiring company’s estimates. After all identifiable assets and liabilities are valued, the remainder of the purchase price was recorded as goodwill. These values are subject to adjustment for up to one year after the close of the transaction as additional information is obtained.

The accompanying Pro Forma Statement of Income is presented for illustrative purposes only and does not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of AT&T’s and DIRECTV’s operations. The accompanying Pro Forma Statement of Income has been adjusted to reflect conforming changes in accounting for customer set-up and installation costs, for pension and other postretirement benefits, and to reclassify certain DIRECTV items to conform to AT&T presentation, and reflects the DIRECTV acquisition as if it had been completed on January 1, 2015.

For more information on estimated cost savings and revenue synergies, see “The Merger – AT&T’s Reasons for the Merger” and “The Merger – DIRECTV’s Reasons for the Merger” included in the AT&T Form S-4 filed with the SEC on July 1, 2014 (File No. 333-197144) including all amendments and supplements to it.

AT&T INC.

Notes to Unaudited Pro Forma Condensed Combined Statement of Income – Continued

Dollars in millions except per share amounts

Note 2. Pro Forma Adjustments

The Pro Forma Statement of Income includes the results of DIRECTV’s operations and has been adjusted to reflect notes a3 through a14.

(a1)	Pro Forma adjustments are based upon a purchase price of $47,409 calculated as follows:

DIRECTV shares outstanding at July 24, 2015	504,514,734
Exchange ratio	1.892

AT&T shares issued [1]	954,541,877

Price per share [2]	$34.29

Aggregate value of AT&T shares issued	$32,731
Cash consideration [3]	$14,379

Total consideration to DIRECTV shareholders	$47,110

Adjustments for fractional shares, share-based compensation and shares issued to Rabbi trusts	$299

Aggregate value of AT&T consideration	$47,409

Issuance of Treasury stock	$34,328

Balance to capital in excess of par value	$(1,597)

[1]	AT&T shares issued does not adjust for fractional shares, which were settled in cash, or for shares that were issued to Rabbi trusts consolidated by AT&T.
[2]	Price per share is based on the closing price of AT&T common stock on the day of acquisition, July 24, 2015.
[3]	DIRECTV shareholders received cash of $28.50 per share.

(a2)	Included in the DIRECTV historical Statement of Income for the period ended July 24, 2015, is a currency devaluation charge and impairment of $1,052. At June 30, 2015, due to the continued economic uncertainty and lack of liquidity in all three of the official currency exchange mechanisms in Venezuela, DIRECTV changed the exchange rate used to measure its Venezuelan subsidiary’s monetary assets and liabilities into U.S. dollars from Sistema Complementario de Administración de Divisas (SICAD) to Sistema Marginal de Divisas (SIMADI). The significant change in exchange rates also required the reevaluation of the recoverability of fixed and intangible assets and inventory. Prior to DIRECTV’s June 30, 2015 change to the SIMADI, operating results for the six months ended June 30, 2015 were measured using the SICAD exchange rate which resulted in revenues in Venezuela of approximately $500 and operating profit before depreciation and amortization of approximately $180. Pro forma data may not be indicative of the results that would have been obtained had these events occurred at the beginning of the periods presented, nor is it intended to be a projection of future results.

(a3)	The Pro Forma Statement of Income has been adjusted to conform DIRECTV’s practice of recognizing revenue to be received under contractual commitments on a straight line basis over the minimum contract period to AT&T’s method of limiting the revenue recognized to the monthly amounts billed.

(a4)	The Pro Forma Statement of Income has been adjusted to conform DIRECTV’s method for accounting for customer set-up and installation costs to AT&T’s method of capitalizing these costs and amortizing them over the expected economic life of the customer relationship of approximately four years, subject to an assessment of the recoverability of such costs.

(a5)	The Pro Forma Statement of Income has been adjusted to eliminate certain intercompany revenues and expenses, consisting primarily of switched access and high-capacity transport services and agency sales arrangements.

(a6)	The Pro Forma Statement of Income has been adjusted to align the DIRECTV expense categories with the AT&T presentation, and provide the combined “Cost of services and sales” and “Selling, general and administrative” expenses.

AT&T INC.

Notes to Unaudited Pro Forma Condensed Combined Statement of Income – Continued

Dollars in millions except per share amounts

(a7)	The Pro Forma Statement of Income has been adjusted to eliminate merger costs incurred by DIRECTV and/or AT&T.

(a8)	The Pro Forma Statement of Income has been adjusted to reflect lower depreciation and amortization expense due to the adjustment of DIRECTV’s property, plant and equipment to fair value.

Property, plant and equipment reflect the value of replacing the assets, which takes into account changes in technology, usage, and relative obsolescence and depreciation of the assets. This approach often results in differences, sometimes material, from recorded book values even if, absent the acquisition, the assets would not be impaired.

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every decremental or incremental $1,000 assigned to property, plant and equipment of DIRECTV. Depreciation of these assets is calculated utilizing the straight-line method over the lives shown.

Lives in years	Estimated Depreciation Expense	Net income impact	Per share impact
3	$333	$206	$0.03
10	100	62	0.01
20	50	31	0.01

(a9)	The Pro Forma Statement of Income has been adjusted to eliminate associated amortization expense recorded in the historical DIRECTV Statement of Income and to reflect the amortization of the amortizable intangible assets identified.

AT&T has preliminarily identified “Other Intangibles — Net,” of approximately $19,505 for customers acquired from DIRECTV with asset lives ranging from 2 to 11 years. Amortization of these customer list intangibles is reflected in the Pro Forma Statement of Income using the sum-of-the-months-digits method of amortization. The sum-of-the-months-digits method is a process of allocation, not of valuation and reflects the expected cash flows that will be generated from the assets during the earlier years of their lives, recording a larger portion of the amortization expense earlier in the life of the assets.

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every incremental $1,000 assigned to amortizable intangible assets of DIRECTV (since it is an illustration, the table below should not be substituted for the quarterly pro forma results shown in these pro forma financial statements). Amortization of these assets is utilizing the sum-of-the-months digits method over the lives shown and the first year of amortization is displayed. Expense for each year thereafter will decrease.

Lives in years	Estimated Amortization Expense	Net income impact	Per share impact
4	$434	$269	$0.04
9	209	130	0.02
11	173	107	0.02

Additionally, “Other Intangibles — Net,” includes the $2,905 that was allocated to the DIRECTV trade names, primarily in the U.S., that will be amortized. The DIRECTV U.S. tradename has an estimated life of 36 months and is reflected in the Pro Forma Statement of Income using the straight-line method of amortization. Additionally, approximately $457 was allocated to DIRECTV’s distribution network and other identified amortizable intangibles. The estimated useful lives of these assets range between 3 and 7 years and are reflected in the Pro Forma Statement of Income using the straight-line method of amortization.

AT&T INC.

Notes to Unaudited Pro Forma Condensed Combined Statement of Income – Continued

Dollars in millions except per share amounts

(a10)	The Pro Forma Statement of Income has been adjusted to eliminate DIRECTV’s amortization of prior service cost and unrealized losses due to the adjustment of DIRECTV’s pension and postretirement plans to fair value and to conform DIRECTV pension and postretirement benefit assumptions to those used by AT&T. The adjustments are reflected on the Pro Forma Statement of Income in the cost categories in which the expenses would have been charged, based on the expected allocation to our labor force.

(a11)	The Pro Forma Statement of Income has been adjusted to reflect lower interest expense due to the adjustment of DIRECTV’s long-term debt to fair value using the effective interest method.

The estimated fair value of DIRECTV’s long-term debt (including current maturities of long-term debt) was $20,251 calculated using market quotes available at July 24, 2015. The principal amount of DIRECTV’s long-term debt (including current maturities of long-term debt) was $19,442 at acquisition, resulting in a total increase to debt of $809.

(a12)	The Pro Forma Statement of Income has been adjusted to reflect lower interest expense due to the adjustment of DIRECTV’s capital leases to fair value and to reclassify the service component of the associated leases to costs of services and sales.

(a13)	The Pro Forma Statement of Income has been adjusted to reflect higher interest expense due to the addition of $14,379 of AT&T debt issued to provide DIRECTV shareholders with cash of $28.50 per share.

(a14)	DIRECTV’s investments in equity affiliates has been adjusted to fair value and the Pro Forma Statement of Income have been adjusted to reflect the impact of the depreciation and amortization of the tangible and intangibles assets recognized in our memo accounts for the excess in the fair value of certain equity method investments as compared to our proportional share in their equity.

(b)	Pro forma combined basic earnings per common share is calculated using the AT&T shares outstanding at December 31, 2015, which assumes the shares issued from Treasury stock by AT&T for the DIRECTV acquisition were outstanding for the entire period presented. Pro forma combined earnings per common share are calculated using net income attributable to AT&T for the years ended December 31, 2015.

(b1)	Pro forma combined weighted average shares outstanding with dilution was calculated as follows (shares in millions):

For the Year Ended December 31, 2015
AT&T shares outstanding at December 31, 2015	6,145
Dilutive impact of options outstanding at December 31, 2015	18

Pro Forma Combined weighted average shares outstanding with dilution at December 31, 2015	6,163

(c)	The Pro Forma Statement of Income has been adjusted to reflect the aggregate pro forma income tax effect of notes (a3) through (a14) above. The aggregate pre-tax effect of these adjustments is reflected as “Income Before Income Taxes” on the Pro Forma Statement of Income, which was taxed at a rate of 38.0%.

Note 3. Federal Income Tax Consequences of the Merger

The Pro Forma Statement of Income assumes that the merger qualifies as a tax-free reorganization for federal income tax purposes.